UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

TOPSPIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On August 28, 2008, we and our wholly owned subsidiary, TopSpin Medical (Israel) Ltd., agreed to terminate our existing agreement with Top Medical B.V. (a copy of which was previously filed as an exhibit Form SB-2 (Registration No. 333-142242) filed on April 20, 2007), pursuant to which Top Medical B.V. served as the exclusive distributor and marketer of our intravascular MRI catheter system in the Netherlands, Belgium and Luxembourg. We elected to terminate this distribution agreement in connection with the shift in our business focus away from intravascular MRI catheters and towards applications of our technology in the field of urology. In connection with the termination, Top Medical B.V. will return all consoles and unused catheters previously rented and purchased and we agreed to make a final payment of $14,500, which represents the value of the returned equipment less the amount owed to us by Top Medical B.V.

A copy of the termination agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the termination agreement is qualified in its entirety by reference to the full text of that agreement.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Termination Agreement by and between TopSpin Medical (Israel) Ltd. and Top Medical B.V., dated August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.
Date: September 3, 2008	By:	/s/ Tami Sharbit-Bachar

Name: Tami Sharbit-Bachar Title: Director of Finance and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Termination Agreement by and between TopSpin Medical (Israel) Ltd. and Top Medical B.V., dated August 28, 2008